EXHIBIT 23.1

SUBSIDIARIES OF UNIVERSAL SECURITY INSTRUMENTS, INC.

Name	Incorporated in

USI Electric, Inc.	Maryland
USI Oberlin Ltd.	Hong Kong

EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement of Universal Security Instruments, Inc. and subsidiaries on Form S-8 (No. 333-81930 dated February 1, 2002) pertaining to the Non-Qualified Stock Option Plan as Amended, Registration Statements on Form S-8 (No. 2-83323 dated May 4, 1983, No. 33-6953 dated July 2, 1986, No. 33-21226 dated April 13, 1988) pertaining to the Non-Qualified Stock Option Plan and in the Registration Statement on Form S-8 (No. 33-21225 dated April 13, 1988) pertaining to the 1988 Employee Stock Purchase Plan, of our report dated June 11, 2004, included in the Annual Report of Universal Security Instruments, Inc. and subsidiaries on Form 10-K for the year ended March 31, 2004 filed with the Securities and Exchange Commission.

GRANT THORNTON LLP

Baltimore, Maryland July 13, 2004